UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2022

MEDICAL PROPERTIES TRUST, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-32559

Maryland	20-0191742
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(205) 969-3755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share, of Medical Properties Trust, Inc.	MPW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2022, the board of directors (the “Board”) of Medical Properties Trust, Inc. (the “Company”), upon unanimous recommendation of the Ethics, Nominating and Corporate Governance Committee of the Board, appointed Emily W. Murphy as a member of the Board effective as of the same day. With the appointment of Ms. Murphy, the Board now consists of nine directors. The Board determined that Ms. Murphy qualifies as an independent director under the independence standards set forth in the rules and regulations of the Securities and Exchange Commission (“SEC”) and the applicable listing standards of the New York Stock Exchange. Ms. Murphy has not currently been appointed to any committees of the Board. The Board expects to nominate Ms. Murphy for re-election at the Company’s annual meeting of stockholders to be held on May 26, 2022.

Ms. Murphy will be compensated for her service as a director on the same basis as other non-employee directors of the Company. The compensation of non-employee directors is described in the Definitive Proxy Statement on Schedule 14A of the Company for its 2021 Annual Meeting of Stockholders, filed with the SEC on April 26, 2021. As compensation for serving on the Board, each non-employee director receives a cash retainer and is annually awarded restricted stock that vests over three years in equal quarterly amounts. The Company also reimburses its directors for reasonable expenses incurred in attending Board and committee meetings. The compensation committee of the Board may change the compensation of non-employee directors at its discretion.

In connection with her appointment to the Board, the Company expects to enter into a standard indemnification agreement with Ms. Murphy in substantially the same form as previously filed as an exhibit to the Registration Statement on Form S-11 filed with the SEC on October 26, 2004, as amended (File No. 333-119957). The indemnification agreement will generally provide that the Company will, to the fullest extent permitted by Maryland law, indemnify and defend Ms. Murphy against all losses and expenses incurred as a result of her current or past service to the Company. The indemnification agreement will also provide for the advancement of expense in connection with a threatened, pending or completed action, suit or proceeding.

Other than the compensation and indemnification arrangements described above, there are no arrangements or understandings between Ms. Murphy and any other persons pursuant to which she was selected as director of the Company. Additionally, there are no transactions involving the Company and Ms. Murphy that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On February 23, 2022, the Company issued a press release announcing Ms. Murphy’s election to the Board, as described above under Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in this Item 7.01 and exhibits thereto is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended (“Securities Act”) or the Exchange Act, or otherwise subject to the liabilities of Sections 11 and 12 (a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated February 23, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer

Date: February 23, 2022

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